UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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National Bancshares Corporation

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NATIONAL BANCSHARES CORPORATION
112 West Market Street
Orrville, Ohio 44667
(330) 682-1010

Supplement to the Proxy Statement for the 2008 Annual Meeting of Shareholders
To Be Held on April 24, 2008

     The following amends and supplements the proxy statement (the “Proxy Statement”) for the 2008 Annual Meeting of Shareholders (the “Meeting”) of National Bancshares Corporation (the “Company”), which will be held at the Operations Center of First National Bank, 1444 North Main Street, Orrville, Ohio on Thursday, April 24, 2008 at 2:00 pm. The following supplements should be read in conjunction with the Proxy Statement.
     The sub-sections under “INFORMATION ABOUT THE ANNUAL MEETING” entitled “Vote Required and Cumulative Voting” and “Abstentions and Broker Non-Votes,” which appear on pages 1 and 2 of the Proxy Statement are incorrect as such sub-sections relate to the voting standard for the approval of the National Bancshares Corporation 2008 Equity Incentive Plan (the “Equity Incentive Plan”). The correct required vote for the approval the Equity Incentive Plan is the majority of the common shares having voting power, present in person or represented by proxy at the Annual Meeting. The following amended text shall replace and restate the entire sub-sections entitled “Vote Required and Cumulative Voting” and “Abstentions and Broker Non-Votes” on pages 1 and 2 of the Proxy Statement.
     It is anticipated that this Supplement will be mailed on or about April 22, 2008, to all shareholders entitled to vote at the Annual Meeting.

Sincerely, James R. VanSickle Chief Financial Officer

April 22, 2008

     Vote Required and Cumulative Voting — Directors are elected by a plurality vote. Accordingly, nominees receiving the greatest number of votes will be elected. Votes that are withheld in the election of directors will, therefore, have no effect.
     Shareholders may vote cumulatively in the election of directors. To invoke the right to vote cumulatively in the election of directors, according to Ohio general corporation law section 1701.55(C), a shareholder must give advance written notice of his or her desire that voting in the election of directors be cumulative. The notice must be given to National Bancshares’ President or Chief Financial Officer at least 48 hours before the time fixed for holding a meeting to elect directors. If, at the convening of the meeting, an announcement of the cumulative voting notice is then made by the chairman of the meeting, or by or on behalf of the shareholder giving the notice, every shareholder will have cumulative voting rights in the election of directors. When shares are voted cumulatively, you multiply the number of shares you own by the number of directors to be elected to determine the total number of votes you may cast. You may give any one or more of the nominees any portion of the total number of your votes. Proxies solicited by the Board would also be voted cumulatively if a shareholder properly invokes the right to vote cumulatively. For all purposes other than election of directors, each share is entitled to one vote.
     The required vote to approve the Equity Incentive Plan at the Annual Meeting is the affirmative vote of a majority of shareholders having voting power, present in person or represented by proxy at the Annual Meeting.
     Abstentions and Broker Non-Votes — Abstention may be specified on all proposals except the election of directors. Although abstentions are counted for purposes of establishing that a quorum is present, abstentions and broker non-votes are not counted as votes cast. Because directors are elected by a plurality of votes cast, abstentions and broker non-votes have no effect on the election of directors. Because the required vote for the approval of the Equity Incentive Plan is a majority of the common shares having voting power, present in person or by proxy at the Annual Meeting, abstentions will have the same effect as a vote against the proposal and broker non-votes, if any, will not be considered in determining the outcome of the voting.